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                                                                     Exhibit H-1


                                   Before the

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Release No.                        , 2003

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In the Matter of:

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Utility Holding, LLC
200 West Ninth Street Plaza
Suite 411
Wilmington, Delaware 19801


                  CenterPoint Energy, Inc., a registered holding company, and its subsidiary Utility Holding, LLC, also a registered holding company, have filed an Application/Declaration under the Public Utility Holding Company Act of 1935, seeking authority for the formation and operation of a subsidiary service company and for certain intrasystem service, sales and construction contracts.

                  The filing and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2003 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.